Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Henry A. Fernandez, Chairman, CEO and President of MSCI Inc. (the “Registrant”) and Robert Qutub, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: April 29, 2016

/s/ Henry A. Fernandez	/s/ Robert Qutub
Henry A. Fernandez Chairman, Chief Executive Officer and President (Principal Executive Officer)	Robert Qutub Chief Financial Officer (Principal Financial Officer)